UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

MICROVISION, INC.

(Exact Name of registrant as specified in charter)

Delaware	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 415-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 8, 2005, the Securities and Exchange Commission (the “SEC”) declared effective the registration statement on Form S-3 of Microvision, Inc. (the “Company”) (File No. 333-128019) which permits the Company to issue shares of the Company’s common stock, shares of the Company’s preferred stock and warrants to purchase securities of the Company up to a combined amount of $35,000,000.

The Company has filed with the SEC a prospectus supplement dated May 25, 2006 and has filed a free writing prospectus relating to the Company’s registration statement (File No. 333-128019). The prospectus supplement together with the related base prospectus and the Company’s free writing prospectus contemplate the sale of 10,750,000 shares of the Company’s common stock and warrants to purchase 10,750,000 shares of the Company’s common stock at an exercise price per share equal to $2.652 pursuant to an underwriting agreement entered into by and between the Company and MDB Capital Group, LLC dated May 30, 2006 (the “Underwriting Agreement”). The public offering price for each share will be $2.21, and the public offering price for each accompanying warrant will be $0.125. Each share and each warrant will be sold to the underwriter at the public offering price of each security less an underwriting discount of 6.25%. The Company expects to receive approximately $25,101,250 (approximately $28,866,437.50 if the underwriter’s over-allotment option is exercised in full) in gross proceeds from the offering, which is subject to closing conditions. The Company would receive additional proceeds of $28,509,000 if all of the warrants sold in the offering are exercised for cash (without giving effect to the underwriter’s over-allotment option). As additional compensation, the Company issued warrants to the underwriter.

In order to furnish certain exhibits for incorporation by reference into the registration statement (File No. 333-128019), the Company is filing the form of Underwriting Agreement, the form of investor warrant agreement, the forms of underwriter’s warrant agreements and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the prospectus supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Form of Underwriting Agreement dated May 30, 2006 by and between Microvision, Inc. and MDB Capital Group, LLC.

4.1	Form of Investor Warrant Agreement.

4.2	Form of Underwriter’s Warrant Agreement.

4.3	Form of Underwriter’s Warrant to Acquire Warrants Agreement.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included as part of its opinion filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: May 30, 2006